 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
John Carlson, Alanco Technologies, Inc., 480-505-4866
Ira Weingarten, Equity Communications, 805-897-1880

Alanco Announces NASDAQ Ruling

(Scottsdale, AZ – July 25, 2011) – Alanco Technologies, Inc. (NASDAQ: ALAN) announced today that it has received a ruling from The NASDAQ Stock Market that the
Company’s appeal to the NASDAQ Listing Qualifications Panel (the “Panel”) has been denied and that trading in the Company’s stock will be suspended on The NASDAQ
Stock Market at the open of business on Tuesday, July 26, 2011.  The Company expects its common stock to be traded on the OTC Bulletin Board (OTCBB), and on the
OTCQB™ Market, with quotes available on www.OTCBB.com and www.OTCMarkets.com, respectively.

The trading suspension is based upon NASDAQ Listing Rule 5101, which grants “broad discretionary authority to deny continued listing of the Company’s stock in order to maintain the public’s confidence in The NASDAQ Stock Market.”  The NASDAQ staff determined that upon the sale of its StarTrak Systems subsidiary, on May 16, 2011,
Alanco had become a non-operating entity or shell company under NASDAQ policy.  Notwithstanding the fact that the Company had announced a definitive merger agreement with YuuZoo Corporation on June 29, 2011, the Panel decided not to grant the Company’s request for continued listing pending the completion of the merger.
Alanco plans to appeal the Panel’s decision to the NASDAQ Listing and Hearing Review Council; however, there can be no assurance as to the outcome of the appeal.

Despite the adverse NASDAQ ruling, Alanco and YuuZoo intend to move forward to complete their merger subject to the completion of ongoing due diligence, and respective shareholder approval.  Following closing of the merger transaction, anticipated by late October, 2011, the combined company, which is expected to comply with NASDAQ’s initial listing requirements, intends to seek re-listing on The NASDAQ Stock Market regardless of the outcome of the planned appeal.  Accordingly, an initial listing application has already been filed with NASDAQ.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE
 PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  ALL SUCH FORWARD-LOOKING
 STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY
 FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS.  THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED
DEMAND FOR OUR PRODUCTS; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES; RAPID
 INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY’S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY
 RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING
 AGREEMENTS.  THE COMPANY’S RISKS INCLUDE BUT ARE NOT LIMITED TO COSTS RELATED TO THE PROPOSED TRANSACTION; FAILURE TO OBTAIN THE
 REQUIRED APPROVAL OF THE ALANCO SHAREHOLDERS; RISKS THAT THE CLOSING OF THE TRANSACTION IS SUBSTANTIALLY DELAYED OR THAT THE
 TRANSACTION DOES NOT CLOSE; AND MARKET RISK ASSOCIATED WITH HOLDING THE ORBCOMM STOCK.

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